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                                    STATE OF MARYLAND


     NUMBER                                                                SHARES

     _______                                                               _______


                                 THE CHAPMAN FUNDS, INC.
                    DEM MULTI-MANAGER EQUITY FUND INSTITUTIONAL CLASS
                                      COMMON STOCK
                                   PAR VALUE - $0.001
     Fully Paid                                                        Non-Assessable


     THIS CERTIFIES THAT ______________ IS THE REGISTERED HOLDER OF _____________ (_______) SHARES OF THE DEM MULTI-MANAGER EQUITY FUND INSTITUTIONAL CLASS COMMON STOCK OF THE CHAPMAN FUNDS, INC. TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT.

     IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED THIS ___ DAY OF _______ A.D. ____.



__________________________________                   ____________________________________
EARL U. BRAVO, SR., SECRETARY                        NATHAN A. CHAPMAN, JR., PRESIDENT

                                        PAR VALUE
                                         $0.001
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